UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2009

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 16, 2009, Genta Incorporated, (the Company), announced preliminary results from AGENDA, the Company’s Phase 3 trial of Genasense® (oblimersen sodium) Injection in patients with advanced melanoma.  AGENDA is a randomized, double-blind, placebo-controlled trial of dacarbazine (DTIC) administered with or without Genasense® in patients who have not previously received chemotherapy.  As defined in a prior randomized trial, AGENDA uses a biomarker to define patients who might maximally benefit from treatment.  These results are scheduled for oral presentation today by Prof. Celeste Lebbé, Hôpital St. Louis, Paris, France at an international conference, “Molecular Targets and Cancer Therapeutics”, at 5 PM ET in Boston, MA.  The “Targets Meeting” is jointly sponsored by the American Association for Cancer Research (AACR), the U.S. National Cancer Institute (NCI), and the European Organization for Research and Treatment of Cancer (EORTC).

Efficacy Analysis

Currently available efficacy endpoints from AGENDA are presented in the table below.

Endpoint	Genasense/DTIC	DTIC	Hazard Ratio	P
Overall response	17%	12%	-	0.19
Disease control	42%	36%	-	0.3
Progression-free survival, median	2.8 mos.	2.7 mos.	0.85	0.23

The results do not show a statistically significant benefit for the co-primary endpoint of progression-free survival, nor for secondary endpoints of overall response or disease-control.  All observed differences in currently available endpoints numerically favor the group that received Genasense®.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated November 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	November 16, 2009	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release of the Company dated November 16, 2009